UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
OXFORD RESOURCE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	77-10695453 (I.R.S. Employer Identification No.)

41 South High Street, Suite 3450
Columbus, OH 43812
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Units Representing Limited Partner Interests	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☐
Securities Act registration statement file number to which this form relates: 333-165662
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common units representing limited partner interests in Oxford Resource Partners, LP (the “Registrant”) is set forth under the captions “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material Federal Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-l (Registration No. 333-165662), initially filed with the Securities and Exchange Commission on March 24, 2010 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.	Registrant’s Registration Statement on Form S-1 (Registration No. 333-165662), initially filed with the Securities and Exchange Commission on March 24, 2010, as amended (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-l (Registration No. 333-165662), initially filed with the Securities and Exchange Commission on March 24, 2010).

3.	Form of Third Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-l (Registration No. 333-165662), initially filed with the Securities and Exchange Commission on March 24, 2010).

4.	Specimen Unit Certificate for the Common Units (included as Exhibit A to the Third Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the Registrant’s Registration Statement on Form S-l (Registration No. 333-165662), initially filed with the Securities and Exchange Commission on March 24, 2010).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Oxford Resource Partners, LP
	By:	Oxford Resources GP, LLC,
its general partner

Date: July 12, 2010	By:	/s/ Jeffrey M. Gutman
		Name:	Jeffrey M. Gutman
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.	Registrant’s Registration Statement on Form S-1 (Registration No. 333-165662), initially filed with the Securities and Exchange Commission on March 24, 2010, as amended (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-l (Registration No. 333-165662), initially filed with the Securities and Exchange Commission on March 24, 2010).

3.	Form of Third Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-l (Registration No. 333-165662), initially filed with the Securities and Exchange Commission on March 24, 2010).

4.	Specimen Unit Certificate for the Common Units (included as Exhibit A to the Third Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the Registrant’s Registration Statement on Form S-l (Registration No. 333-165662), initially filed with the Securities and Exchange Commission on March 24, 2010).